                                                           Exhibit No. EX-99.i.1

[SRSY LOGO]                                  Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone  (215) 564-8000
                                                             Fax  (215) 564-8120

Bruce G. Leto
BLeto@stradley.com
215-564-8115

                                 August 14, 2006

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

               Re:  Legal Opinion - Securities Act of 1933

Ladies and Gentlemen:

          We have examined the Amended and Restated Agreement and Declaration of
Trust (the  "Declaration  of Trust")  of The UBS Funds (the  "Trust"),  a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the  Trust,  all as  amended  to  date,  and  the  various  pertinent  corporate proceedings  that we deem material.  We have also examined the  Notification  of
Registration and the Registration  Statements filed on behalf of the Trust under the Investment  Company Act of 1940, as amended (the  "Investment  Company Act")
and the  Securities  Act of 1933,  as amended  (the  "Securities  Act"),  all as amended to date, as well as other items we deem material to this opinion.

          The  Trust  is  authorized  by its  Declaration  of  Trust to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share.  The Trust is currently  authorized by the Declaration to issue shares of the series  designated  as the UBS  Emerging  Markets  Debt Fund,  UBS  Emerging
Markets  Equity Fund,  UBS Global  Allocation  Fund,  UBS Global Bond Fund,  UBS
Global Equity Fund, UBS High Yield Fund, UBS International Equity Fund, UBS U.S.
Bond Fund, UBS U.S.  Equity Alpha Fund, UBS U.S. Large Cap Equity Fund, UBS U.S.
Large Cap Growth Fund,  UBS U.S.  Real Estate  Equity Fund,  UBS U.S.  Small Cap
Equity Fund,  UBS U.S.  Small Cap Growth Fund,  UBS U.S.  Large Cap Value Equity
Fund, UBS Dynamic Alpha Fund, UBS Absolute Return Bond Fund and UBS U.S. Mid Cap
Growth Equity Fund.

          The  Declaration  of Trust  designates,  or authorizes the Trustees to designate,  one or more series or classes of shares of the Trust, and allocates, or authorizes  the Trustees to allocate,  shares of beneficial  interest to each such series or class.  The  Declaration  of Trust also  empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

                Philadelphia, PA o Malvern, PA o Wilmington, DE o
                        Cherry Hill, NJ o Washington, DC

                  A Pennsylvania Limited Liability Partnership

August 14, 2006

          The Trust has filed with the U.S. Securities and Exchange  Commission, a registration  statement under the Securities Act, which registration statement is deemed to register an  indefinite  number of shares of the Trust  pursuant to the provisions of Section 24(f) of the Investment  Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a
Notice  pursuant to Rule 24f-2 under the  Investment  Company Act perfecting the registration  of the shares  sold by the series of the Trust  during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that the shares of the Trust have been,  and will  continue  to be,  sold in  accordance  with the  Trust's  usual  method of distributing its registered shares,  under which prospectuses are made available for  delivery to offerees  and  purchasers  of such  shares in  accordance  with
Section 5(b) of the Securities Act.

          Based upon the foregoing  information and examination,  so long as the
Trust  remains  a valid  and  subsisting  entity  under the laws of its state of organization,  and the  registration  of an  indefinite  number of shares of the
Trust remains effective,  the authorized shares of the Trust when issued for the consideration set by the Board pursuant to the Declaration of Trust, and subject to compliance  with Rule 24f-2,  will be legally  outstanding,  fully-paid,  and non-assessable  shares,  and the holders of such shares will have all the rights provided for with respect to such  holding by the  Declaration  of Trust and the laws of the State of Delaware.

          We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to  reference in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          BY:   /s/ Bruce G. Leto
                                                Bruce G. Leto, a Partner